UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 11, 2008

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On October 23, 2002, Interleukin Genetics, Inc. (the “Company”) entered into a note purchase agreement with Pyxis Innovations Inc. (“Pyxis”), which was subsequently amended on November 13, 2002, January 28, 2003, March 5, 2003, February 23, 2006 and August 17, 2006.  Pursuant to the note purchase agreement, as amended, the Company issued and sold promissory notes in an aggregate principal amount of $2,595,336 to Pyxis.  On December 17, 2007, Pyxis converted $2,000,000 in principal and $39,679.43 in accrued interest into 3,190,987 shares of the Company’s common stock.

The remaining note was convertible into the Company’s common stock at a conversion price of $0.6392 per share and was due and payable on June 30, 2008.  On June 11, 2008, pursuant to the terms of the remaining note, Pyxis converted the debt, representing an aggregate principal amount of $595,336 and accrued interest of $7,450.16, into 943,032 shares of the Company’s common stock.  These shares are subject to the registration rights agreement, dated March 5, 2003, between the Company and Pyxis.

The offering of the note, including the shares of common stock issuable upon conversion thereof, was conducted as a private placement pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: June 16, 2008	/s/ ELIOT M. LURIER
Eliot M. Lurier
Chief Financial Officer
(Signature)